Exhibit 99.1

EPAM Systems Reports Results for Second Quarter 2013

Second quarter revenues up 28% year-over-year and 7% sequentially

Newtown, PA – August 8, 2013 - EPAM Systems, Inc. (NYSE: EPAM), a leading provider of complex software engineering solutions and a leader in Central and Eastern European IT services delivery, today announced results for the quarter ended June 30, 2013.

“Our differentiated business model and focus on emerging technology trends has given us a clear competitive advantage in the marketplace and helped us to produce another quarter of industry-leading revenue growth. We continue to see strong demand for our complex software engineering services across our vertical markets from both new and existing clients,” commented Arkadiy Dobkin, CEO and President of EPAM Systems, Inc.

Second Quarter 2013 Highlights

•	Revenues increased to $133.2 million, up 28.3% year-over-year and 7.2% sequentially;
•	GAAP income from operations was $17.5 million, an increase of $0.7 million or 4.2% from $16.8 million in the second quarter of 2012;
•	Non-GAAP income from operations was $21.8 million, an increase of $2.7 million or 14.3% from $19.1 million in the second quarter of 2012;
•	Non-GAAP quarterly diluted EPS was $0.40, up 8.1% from $0.37 in the year-ago quarter;
•	Quarterly diluted earnings per share (EPS) on a GAAP basis was $0.29, flat compared to the year-ago quarter.

EPAM generated cash from operations of $8.0 million in the second quarter of 2013. At June 30, 2013, cash and cash equivalents were $107.5 million.
Reconciliations of non-GAAP financial measures to operating results and diluted EPS are included at the end of this release.

Corporate Highlights

•	Forbes named EPAM number 6 in the Forbes’ list of America’s 25 Fastest-Growing Tech Companies, which includes some of the most well-respected companies in technology such as LinkedIn, Facebook, Apple, Google, and Cognizant. This list was developed to identify firms that have proven and sustainable businesses with a pipeline of innovative ideas. In order to qualify for membership in the list, Forbes requires sales growth of at least 10% for each of the past three fiscal years and over the last 12 months, as well as estimated earnings growth above 10% over the next three to five years.

•	EPAM's Innovation Lab project created with its long-standing client, Wolters Kluwer, won the IT Outsourcing Project of the Year category at the 2013 European Outsourcing Association (“EOA”) Awards and Best Practice Showcase. The winners were announced in Amsterdam, Netherlands, on April 25, during the annual EOA Awards ceremony that celebrates best pan-European IT practices.

•	EPAM was recognized with a Duke’s Choice Award. At the event, Oracle recognized companies for their innovative projects and significant contribution to the Java community. The Award winners were announced on April 23 at JavaOne Russia 2013 in Moscow as part of the regional JavaOne conference series.

Full Year and Third Quarter 2013 Outlook

“We remain confident that the demand for our service offerings will be strong for the balance of the year.  Our technical expertise combined with the investments that we have made to expand our scope of services, both organically and through acquisitions, have positioned us for continued future growth across the geographies and verticals that we serve.” concluded Mr. Dobkin.

Based on current conditions, EPAM reiterates full year guidance of expected year-over-year revenue growth in the range of 23% to 25%. Non-GAAP net income growth for 2013 is expected to be in the range of 12% to 15% year-over-year, with an effective tax rate of approximately 20%.

For the third quarter of 2013, EPAM expects revenues between $135 million and $137 million, representing a growth rate of 23% to 25% over third quarter 2012 revenues. Third quarter 2013 non-GAAP diluted EPS is expected to be in the range of $0.41 to $0.42 based on an estimated third quarter 2013 weighted average of 48.7 million diluted shares.

Conference Call Information

EPAM will hold a conference call to discuss its second quarter 2013 results at 8:00 a.m. Eastern time, on Friday, August 9, 2013. A live webcast of the call may be accessed over the Internet from EPAM’s Investor Relations website at http://investors.epam.com . Participants should follow the instructions provided on the website to download and install the necessary audio applications. The conference call is also available by dialing 1-800-237-9752 (international) or 1-617-847-8706 (domestic) and entering the passcode 90572291.

A replay of the live conference call will be available approximately one hour after the call. The replay will be available on EPAM's website or by dialing 1-888-286-8010 (international) or 1-617-801-6888 (domestic) and entering the replay passcode 37864189. The telephonic replay will be available until August 26, 2013.

About EPAM Systems

Established in 1993, EPAM Systems, Inc. (NYSE:EPAM) provides software engineering solutions through its leading Central and Eastern European service delivery platform. Headquartered in the United States, EPAM employs approximately 8,900 IT professionals and serves clients worldwide from its locations in the United States, Canada, UK, Switzerland, Germany, Sweden, Netherlands, Belarus, Hungary, Russia, Ukraine, Kazakhstan and Poland.

Non-GAAP Financial Measures

EPAM supplements results reported in accordance with principles generally accepted in the United States, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods and compare EPAM and similar companies. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, write-off and recovery, amortization of purchased intangible assets, goodwill impairment, legal settlement, foreign exchange gains and losses, and acquisition-related costs. However, because EPAM’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not necessarily be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
Ilya Cantor, Chief Financial Officer
Phone: +1-267-759-9000 x64588
Fax: +1-267-759-8989
investor_relations@epam.com

EPAM SYSTEMS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands, except share and per share data)
Revenues	$133,184	$103,800	$257,382	$198,183
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	83,547	63,803	161,484	123,978
Selling, general and administrative expenses	28,541	20,711	55,624	38,338
Depreciation and amortization expense	3,854	2,423	7,471	4,634
Other operating (income)/ expenses, net	(293)	33	(268)	619
Income from operations	17,535	16,830	33,071	30,614
Interest and other income, net	769	460	1,399	936
Foreign exchange loss	(869)	(1,394)	(1,368)	(1,314)
Income before provision for income taxes	17,435	15,896	33,102	30,236
Provision for income taxes	3,317	2,575	6,304	4,816
Net Income	$14,118	$13,321	$26,798	$25,420

Net income per share of common stock:
Basic (common)	$0.31	$0.31	$0.59	$0.60
Diluted (common)	$0.29	$0.29	$0.56	$0.55
Shares used in calculation of net income per share of common stock:
Basic (common)	45,486	42,475	45,151	36,987
Diluted (common)	47,977	46,382	47,813	40,820

EPAM SYSTEMS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of June 30, 2013	As of December 31, 2012
	(in thousands, except share and per share data)
Assets
Current assets
Cash and cash equivalents	$107,475	$118,112
Accounts receivable, net of allowance of $2,434 and $2,203, respectively	82,817	78,906
Unbilled revenues	57,680	33,414
Prepaid and other current assets	17,167	11,835
Employee loans, net of allowance of $0 and $0, respectively, current	1,417	429
Time deposits	977	1,006
Restricted cash, current	60	660
Deferred tax assets, current	5,876	6,593
Total current assets	273,469	250,955
Property and equipment, net	55,400	53,135
Restricted cash, long-term	353	467
Employee loans, net of allowance of $0 and $0, respectively, long-term	3,408	-
Intangible assets, net	15,115	16,834
Goodwill	22,304	22,698
Deferred tax assets, long-term	3,530	6,093
Other long-term assets	938	632
Total assets	$374,517	$350,814

Liabilities
Current liabilities
Accounts payable	$8,376	$6,095
Accrued expenses and other liabilities	7,017	19,814
Deferred revenue, current	4,041	6,369
Due to employees	13,744	12,026
Taxes payable	13,619	14,557
Deferred tax liabilities, current	543	491
Total current liabilities	47,340	59,352
Deferred revenue, long-term	312	1,263
Taxes payable, long-term	1,228	1,228
Deferred tax liabilities, long-term	404	2,691
Total liabilities	49,284	64,534
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000,000 authorized; 46,914,858 and 45,398,523 shares issued, 45,958,829 and 44,442,494 shares outstanding at June 30, 2013 and December 31, 2012, respectively	46	44
Additional paid-in capital	182,503	166,962
Retained earnings	155,790	128,992
Treasury stock	(8,697)	(8,697)
Accumulated other comprehensive loss	(4,409)	(1,021)
Total stockholders’ equity	325,233	286,280
Total liabilities and stockholders’ equity	$374,517	$350,814

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Measures
(Unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013 GAAP	2013 Adjustments	2013 Non-GAAP	2013 GAAP	2013 Adjustments	2013 Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$83,547	$(1,079)	$82,468	$161,484	$(1,858)	$159,626
Selling, general and administrative expenses(2)	$28,541	$(2,781)	$25,760	$55,624	$(4,616)	$51,008
Income from operations(3)	$17,535	$4,233	$21,768	$33,071	$7,546	$40,617
Operating margin	13.2%	3.1%	16.3%	12.8%	3.0%	15.8%
Net income(4)	$14,118	$5,102	$19,220	$26,798	$8,914	$35,712
Diluted earnings per share(5)	$0.29		$0.40	$0.56		$0.75

	Three Months Ended June 30,			Six Months Ended June 30,
	2012 GAAP	2012 Adjustments	2012 Non-GAAP	2012 GAAP	2012 Adjustments	2012 Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$63,803	$(884)	$62,919	$123,978	$(1,450)	$122,528
Selling, general and administrative expenses(2)	$20,711	$(1,196)	$19,515	$38,338	$(2,260)	$36,078
Income from operations(3)	$16,830	$2,220	$19,050	$30,614	$4,574	$35,188
Operating margin	16.2%	2.2%	18.4%	15.4%	2.4%	17.8%
Net income(4)	$13,321	$3,614	$16,935	$25,420	$5,888	$31,308
Diluted earnings per share(5)	$0.29		$0.37	$0.55		$0.69

Notes:

(1)
Does not include $1,079 and $884 of stock-based compensation expense reported within cost of revenues during the three months ended June 30, 2013 and 2012, respectively, and $1,858 and $1,450 of stock-based expense during the six months ended June 30, 2013 and 2012, respectively.

(2)    Adjustments to GAAP selling, general and administrative expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013 GAAP	2012 Non-GAAP	2013 GAAP	2012 Non-GAAP
Stock-based compensation expense	$2,771	$889	$4,568	$1,873
Acquisition-related costs	10	307	48	387
Total adjustments to GAAP selling, general and administrative expenses	$2,781	$1,196	$4,616	$2,260

(3)    Adjustments to GAAP income from operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013 GAAP	2012 Non-GAAP	2013 GAAP	2012 Non-GAAP
Stock-based compensation expense	$3,850	$1,773	$6,426	$3,323
reported within cost of revenues	1,079	884	1,858	1,450
reported within selling, general and administrative expenses	2,771	889	4,568	1,873
Amortization of purchased intangible assets	704	140	1,403	280
Acquisition-related costs	10	307	48	387
One-time charges	(331)	-	(331)	584
Total adjustments to GAAP income from operations	$4,233	$2,220	$7,546	$4,574

(4)    Adjustments to GAAP net income:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	GAAP	Non-GAAP	GAAP	Non-GAAP
Stock-based compensation expense	$3,850	$1,773	$6,426	$3,323
reported within cost of revenues	1,079	884	1,858	1,450
reported within selling, general and administrative expenses	2,771	889	4,568	1,873
Amortization of purchased intangible assets	704	140	1,403	280
Acquisition-related costs	10	307	48	387
One-time charges	(331)	-	(331)	584
Foreign exchange loss/ (gain)	869	1,394	1,368	1,314
Total adjustments to GAAP net income	$5,102	$3,614	$8,914	$5,888

(5)
Non-GAAP weighted average diluted common shares outstanding were 47,977 and 46,382 during the three months ended June 30, 2013 and 2012, and 47,813 and 45,449 during the six months ended June 30, 2013 and 2012, respectively.

Non-GAAP diluted earnings per share presents non-GAAP net income divided by Non-GAAP weighted average diluted common shares outstanding. Non-GAAP weighted average diluted common shares outstanding assumes (i) the 2.9 million shares EPAM sold in its February 2012 initial public offering were outstanding as of January 1, 2012, and (ii) the conversion of the outstanding preferred stock into common stock on an as-converted basis.